EXHIBIT 12


Statement re:  Computation of Ratios


                            MARVEL ENTERPRISES, INC.

                     RATIO OF EARNINGS TO FIXED CHARGES AND
      RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERENCE DIVIDENDS

                      NINE MONTHS ENDED JUNE 30, 2001



Fixed Charges and Preference Dividends:


Interest Expense - Gross                                      16 065

Interest on Rent Expense                                         613
                                                             --------

   Total Fixed Charges                                        16,678

Preference Stock Dividends                                     7,951
                                                             --------
Total Fixed Charges and Preference Dividends                  24,629
                                                             ========


Earnings (Deficit):

Pretax Loss                                                  (16,108)

Fixed Charges                                                 16,678
                                                             --------
   Total Deficit before Preference Dividends                    (570)

Preference Dividends                                           7,951
                                                             --------
Total Deficit                                                 (8,521)
                                                             ========

Ratio of Earnings to Fixed Charges                              ---
                                                             ========

Ratio of Earnings to Combined Fixed
Charges and Preference Dividends                                ---
                                                             ========


For the purposes of the ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and "preference dividends, earnings were calculated by adding pretax loss, interest expense, the portion of rents" "representative of an interest factor and, in the case of the latter ratio, preference dividends. Fixed charges consist" of interest expense and the portion of rents representative of an interest factor. During the six months ended June 30, 2001, (i) earnings were insufficient to cover fixed charges and the dollar amount of the coverage deficiency was $16.1 million and (ii) earnings were insufficient to cover combined fixed charges and preference dividends and the dollar amount of the coverage deficiency was $16.1 million.